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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 21, 2000

(Commission File Number) 0-18785

Oxboro Medical, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	41-1391803 (I.R.S. Employer Identification No.)
13828 Lincoln Street NE Ham Lake, Minnesota (Address of principal executive offices)	55304 (Zip Code)

Registrant's telephone number, including area code: (763) 755-9516

Items 1, 2, 3, 4, 6, 7 and 8 are not applicable and therefore omitted.

ITEM 5.  OTHER EVENTS.

    On December 21, 2000, Ramon L. Burton joined the Company as its Chief Financial Officer. Prior to joining Oxboro Medical, Inc., Mr. Burton was employed by Twin City Fan Companies, Ltd. for more than fourteen years, first as its Controller, and then from 1991-2000 as its Chief Financial Officer and Vice President. Mr. Burton is an attorney-at-law and has over twenty-five years experience in accounting, law and accounting systems.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OXBORO MEDICAL, INC.
Dated: January 8, 2001	By:	/s/ J. DAVID BERKLEY J. David Berkley President

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SIGNATURE